Item 21
                           SUBSIDIARIES OF THE COMPANY

                                                     Jurisdiction of
     Company                                   Incorporation or Organization
     -------                                  -------------------------------
Canadian Hardinge Machine Tools, ltd.                   Canada

Hardinge Machine Tools, ltd.                            United Kingdom

Hardinge Brothers GmbH                                  Federal Republic
                                                        of Germany

L. Kellenberger & Co., AG                               Switzerland

Kellenberger Incorporated                               New York

Hardinge Shanghai Company, Ltd.                         China